EXHIBIT 24

POWER OF ATTORNEY APPOINTING

JOHN E. ADENT AND STEVEN J. QUINLAN

Power of Attorney

Each of the undersigned, in his/her capacity as a director, officer, or both, of Neogen Corporation, appoints John E. Adent and Steven J. Quinlan, or either of them, to be his/her true and lawful attorney to execute in his/her name, place and stead, an Annual Report on Form 10-K for the year ended May 31, 2022 and any or all amendments to such Annual Report on Form 10-K and to file the same with any exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. John E. Adent and Steven J. Quinlan shall have full power and authority to do and perform in the name and on the behalf of each of the undersigned, in any capacity, every act required or necessary to be done as fully as each of the undersigned might or could do in person.

Signature	Title	Date
President & Chief Executive Officer
/s/ John E. Adent	(Principal Executive Officer)	July 27, 2022
John E. Adent

Vice President & Chief Financial Officer
/s/ Steven J. Quinlan	(Principal Financial & Accounting Officer)	July 27, 2022
Steven J. Quinlan

/s/ James C. Borel	Chairman of the Board of Directors	July 27, 2022
James C. Borel

/s/ William T. Boehm, Ph.D.	Director	July 27, 2022
William T. Boehm, Ph.D.

/s/ Ronald D. Green, Ph.D.	Director	July 27, 2022
Ronald D. Green, Ph.D.

/s/ Ralph A. Rodriguez	Director	July 27, 2022
Ralph A. Rodriguez

/s/ James P. Tobin	Director	July 27, 2022
James P. Tobin

/s/ Darci L. Vetter	Director	July 27, 2022
Darci L. Vetter

/s/ Catherine E. Woteki, Ph.D.	Director	July 27, 2022
Catherine E. Woteki, Ph.D.